UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 11, 2005

JUPITER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30996	98-0208667
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

No. 24 Xiao Shi Qiao Jiugulou Street, XiCheng District, Beijing China    100009
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  011-86-10-64049701

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

     The Registrant has engaged the accounting firm of Lopez, Blevins, Bork & Associates, LLP, of Houston, Texas, to serve as the Registrant’s new principal independent accountant. Lopez, Blevins, Bork & Associates, LLP replaces Bateman & Co., Inc., P.C. as the Registrant’s principal auditor.

     The dismissal of the firm of Bateman & Co., Inc., P.C., was approved by the Board of Directors of the Registrant on July 11, 2005.

     The firm of Lopez, Blevins, Bork & Associates, LLP, was engaged by the Board of Directors as the new certifying accountants on July 11, 2005.

     Bateman & Co., Inc., P.C. was unable to continue as principal auditor due to the application of U.S. Securities and Exchange Commission rules that require the rotation of the partner in charge of an audit engagement once the partner and concurring review partner have worked on the engagement for five years. Because Bateman & Co., Inc., P.C. is a small firm, it had no additional partners eligible to work on the audit of the year ending March 31, 2005.

     The former accountant’s report on the financial statements for each of the past two fiscal years contained a “going concern” qualification, but did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years and the subsequent interim period preceding the dismissal of Bateman & Co., Inc., P.C., there were no disagreements with the former accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement(s), if any, in connection with its reports.

     A letter addressed to the Securities and Exchange Commission from the former accountant stating its agreement with the disclosures made in this filing is filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

16.1	Letter on change in certifying accountant from Bateman & Co., Inc., P.C. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITER ENTERPRISES, INC. By: /s/ Chris Harper Chris Harper, Chief Executive Officer

Date: July 28, 2005

EXHIBIT INDEX

Exhibit	Description

16.1	Letter on change in certifying accountant from Bateman & Co., Inc., P.C. (Filed herewith.)